UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 6, 2017
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on form 8-K/A is being filed as an amendment (this “Amendment”) to the Current Report on Form 8-K filed by CVR Energy, Inc. (the “Company”) with the Securities and Exchange Commission on June 12, 2017 (the “Original Report”). The Original Report was filed to report the results of the matters submitted to a vote at the Company’s annual meeting of stockholders held on June 6, 2017. The sole purpose of this Amendment is to disclose the Company’s decision with respect to how frequently the Company will hold a non-binding advisory vote on the Company’s named executive officer compensation. Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Report, the Company’s stockholders determined, on an advisory basis, that such stockholders preferred holding a non-binding advisory vote on the Company’s named executive officer compensation every year. In light of, and consistent with, the preference of the Company’s stockholders, the Company’s board of directors has determined the Company will hold future non-binding advisory votes on the Company’s named executive officer compensation every year, until the next required non-binding advisory vote on this matter, which will be no later than the Company’s annual meeting of stockholders in 2023, or until the Company’s board of directors elects to implement a different frequency for such vote.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 1, 2017

CVR Energy, Inc.

By:	/s/ John R. Walter
John R. Walter
Senior Vice President, General Counsel and Secretary